UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment Number 2 to

FORM S-1/A

REGISTRATION STATEMENT

Under the Securities Act of 1933

SOUNDSTORM DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	7371	45-2132887
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 1500- 885 West Georgia Street
Vancouver, British Columbia V6C 3E8
(604) 861-8980
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Resident Agents of Nevada, Inc.
711 S. Carson St., #4
Carson City, NV 90701
(775) 882-4641
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Randall V. Brumbaugh, Esq.
417 W. Foothill Blvd., B-175
Glendora, CA 91741
(626) 335-7750

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

______________________________________________________________________________________________________________

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount of Shares to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	7,000,000 (1)	$0.10 (2)	$700,000	$96.84

(1)

This registration statement registers the potential resale of 7,000,000 shares of common stock held by security holders of the Registrant.

(2)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum.  The selling shareholders will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

SOUNDSTORM DIGITAL, INC.

7,000,000 shares of common stock

$0.10 per share

Soundstorm Digital, Inc. is registering an aggregate of 7,000,000 shares of its common stock that are to be sold, from time-to-time, by one or more of the Selling Stockholders and their transferees, pledges, donees or their successors (collectively referred to hereinafter as the “Selling Stockholders”).  The selling shareholders will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.  The company is not listed on any exchange, thus no market for our shares exists and there is no assurance that one will develop.  To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national securities exchange or association.  The company has not approached any broker/dealers with regard to assisting the company to apply for such listing.  The proceeds from the sale of the Selling Stockholders’ shares will go directly to the Selling Stockholders and will not be available to us.  The Selling Stockholders are listed under “Selling Security Holders” on page 12.

Prior to this offering, there has been no public market for our common stock.

We are considered a "shell company," as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and are subject to additional regulatory requirements as a result, including, but not limited to, the inability of our shareholders to sell its shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as  inability to register our securities on Form S-8 (an abbreviated registration process).

This investment involves a high degree of risk.  Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in this prospectus.  You should purchase shares only if you can afford a complete loss of your investment.  See “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Offered by the Selling Stockholders	Number of Shares	Offering Price	Underwriting Discounts & Commissions (See "Plan of Distribution" beginning on page 14)	Proceeds to the Company
Per Share	7,000,000	$0.10	$0.00	$0.00
Total	7,000,000	$700,000	$0.00	$0.00

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the SEC becomes effective.  This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

Resale transactions may not take place due to the absence of registration or applicable exemptions.

Soundstorm Digital, Inc. does not plan to use this offering prospectus before the effective date.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and, as such, will be subject to reduced public company reporting requirements.

The date of this Prospectus is October ___, 2013

PROSPECTUS SUMMARY AND RISK FACTORS

You should read the following summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing elsewhere in this prospectus.  You should carefully consider the matters discussed in “Risk Factors” beginning on page 6.

The Company

We were incorporated in the State of Nevada on May 9, 2011 as Soundstorm Digital, Inc.  We are focused on creating a digital music media portal , branded as “Soundstorm,” to provide consumers the ability to connect with a variety of music industry resources.

We are still in the development stage and have not yet launched our platform.  Since our inception, we have not generated any revenues.  During the six months ended June 30, 2013 and 2012, we incurred net losses of $37,597 and $4,259, respectively.   Since our inception on May 9, 2011 to June 30, 2013, we have accumulated losses of $75,252.   Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from operating activities will be adequate to maintain our business.  In consideration of the foregoing risks, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements.

Soundstorm has no present plans to be acquired or to merge with another company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction.

We are considered a "shell company," as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and are subject to additional regulatory requirements as a result, including, but not limited to, the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as our inability to register our securities on Form S-8 (an abbreviated registration process).  Accordingly, investors should consider our shares to be significantly risky and illiquid investments.

As of the date of this prospectus, Soundstorm has 31,900,000 shares of $0.0001 par value common stock issued and outstanding.

Our address and telephone number are:

Suite 1500 - 885 West Georgia Street

Vancouver, British Columbia

V6C 3E8

Telephone (604) 861-8980

Our fiscal year end is December 31.

Offering by the Selling Stockholders

The offering consists solely of shares offered by the Selling Stockholders.   The Selling Stockholders are offering 7,000,000 shares of Soundstorm Digital, Inc.'s currently issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective.  The selling shareholders will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.  To date, there is no public market for our common stock and no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association.  The company has not approached any broker/dealers with regard to assisting the company to apply for such listing.  There can be no assurance that any attempt to obtain listing on a stock exchange or other trading medium will be successful, or if successful, that a market will develop for the common stock.

Resale transactions may not take place due to the absence of registration or applicable exemptions.  Apart from the States of California, Missouri and Nevada, we have not made any determinations as to where such resale transactions may or may not occur.  Resale transactions in any state except California, Missouri and Nevada require proper diligence on the part of the investor.

All proceeds from sales of shares by the Selling Stockholders will go directly to the Selling Stockholders and none will be available to Soundstorm Digital, Inc.

Soundstorm Digital, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock, but the Selling Stockholders will be responsible for any related commissions, taxes, attorney's fees and related charges in connection with the offer and sale of the shares.  The Selling Stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Our Transfer Agent is expected to be Empire Stock Transfer, Inc., 1859 Whitney Mesa Drive, Henderson, Nevada 89014, Phone: (702) 818-5898.

Summary Financial Information

The summary financial data are derived from the historical financial statements of Soundstorm Digital, Inc.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheet Data

	June 30, 2013	December 31, 2012
ASSETS
Current assets
Cash	$30,407	$69,259
Total current assets	30,407	69,259
Total assets	$30,407	$69,259

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,959	$12,209
Related party payable	3,200	5,205
Total current liabilities	6,159	17,414
Total liabilities	6,159	17,414

Stockholders’ equity
Common stock	3,200	3,195
Additional paid-in capital	96,300	91,805
Stock receivable	-	(5,500)
Deficit accumulated during development stage	(75,252)	(37,655)
Total stockholders’ equity	24,248	51,845

Total liabilities and stockholders’ equity	$30,407	$69,259

Statements of Operations Data

	Three Months Ended		Six Months Ended		Cumulative
	June 30,		June30,		From
	2013	2012	2013	2012	Inception

Revenues	$ -	$ -	$ -	$ -	$ -
Total expenses	20,772	4,259	37,597	4,259	75,252

Net loss	$ (20,772)	$ (4,259)	$ (37,597)	$ (4,259)	$ (75,252)

Net loss per share	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Our management team does not have extensive experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our management team has had limited public company management experience or responsibilities.  This could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis.  There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Investors may lose their entire investment if we are unable to continue as a going concern.

Soundstorm Digital, Inc. was formed in May 2011.  We have a limited operational history on which you can evaluate our business and prospects.  We are a small company without guaranteed or recurring streams of revenues.  Our prospects must therefore be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development and without significant operating history.  These risks include, without limitation, the absence of guaranteed long-term revenue streams, management that is inexperienced in managing a public company, a competitive market environment with numerous larger competitors and lack of brand recognition.  Soundstorm cannot guarantee that we will be successful in maintaining our presence in the consulting outsourcing industry or in accomplishing our objectives.  If our business fails, the investors in this offering may face a complete loss of their investment.

We may experience liquidity and solvency problems, which could impair our operations or force us out of business.

We have no long-term or contractual obligations with clients to provide for guaranteed future revenues.  Additionally, future expenditures may be higher than our management may anticipate and budget for, which could materially harm our business.  As such, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to go out of business if additional financing is not available.  We have no intention of liquidating.  In the event our cash resources are insufficient to continue operations, we intend to raise additional capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate.  A possibility of such outcome presents a risk of complete loss of investment in our common stock.

The digital media industry is highly competitive, and we are in an unfavorable competitive position.

Our management believes we compete, in general, with numerous, more established companies providing digital media services.  In addition, certain companies may choose to use its own resources rather than engage an outside firm for the types of services we provide.  Many of our competitors may be significantly larger and have substantially greater financial, technical, marketing and other resources and significantly greater name recognition.  In addition to larger competitors, there are numerous smaller operations offering similar services.  It is also possible that new competitors or alliances among competitors will emerge in the future.  There can be no assurance that we will be able to compete successfully against present or future competitors or that competitive pressures will not force us to cease our operations.

We may not be able to attract or retain subscribers.

Consumer habits continuously change so we must consistently provide users/subscribers with an enhanced experience online.  Strategies of our competitors may eliminate any competitive advantage that we may have in procuring subscribers.  Our stage-by-stage roll-out might not be received favorably.  Word of mouth marketing that we are proposing to use means that keeping our existing users/subscribers satisfied is crucial as a negative review would be detrimental to building our business.

Subscription services such as ours are characterized by higher than normal churn rates.  Paid subscribers may cancel their subscriptions to our service for many reasons. If we are unable to add new paid subscribers and retain customers we may be unable to maintain a profitable business model.  Cancellations of subscriptions will affect our operations by reducing our revenues from both subscribers and advertisers and by potentially increasing our marketing expenditures to raise our subscriber base again.

We may be unable to develop or maintain our digital music portal.

We intend to contract content writers and website developers to create our digital music portal website. Due to the current demand for skilled technological content writers and developers, we may not be able to acquire suitable contractors, or they may not be available to us at an acceptable cost.  We will need to ensure that the candidates are qualified to develop a user-friendly portal.  If we are unable to acquire their services, we will not be able to complete the website and user-friendly interface, which is the most important aspect of our business development.

Soundstorm Digital, Inc. may lose its top management without employment agreements.

Our operations depend substantially on the skills and experience of our officers and directors, namely Geoffrey Lee, our President, Secretary, Treasurer and a Director, and James Drummond, a Director.  We have no other full- or part-time employees besides these two individuals.  Furthermore, we do not maintain key man life insurance on any of our officers or sole director.  Without employment contracts, we may lose one or more of our officers and sole director to other pursuits without a sufficient warning and, consequently, go out of business.

Our officers and our sole director are currently involved in other business opportunities and may face a conflict in selecting between our company and their other business interests.  We have not formulated a policy for the resolution of such conflicts.  Due to the loss of any or all of our officers and sole director to other pursuits without a sufficient warning we may, consequently, go out of business.

Failure by us to respond to changes in consumer preferences could result in lack of sales revenues and may force us out of business.

Our websites and online properties exist in an industry subject to:

•

rapid technological change;

•

the proliferation of new and changing media;

•

frequent new product and service introductions and updates; and

•

changes in customer demands.

Any of the above changes that we fail to anticipate could reduce the demand for our services and online properties, as well as any future products we may introduce in the future.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our products and lower profit margins.

If we are unable to collect on our accounts receivables, our cash flows could be adversely affected.

Our business depends on our ability to successfully obtain payment from our clients of the amounts they owe us for work performed.  Our clients may experience periods of financial difficulty, and as a result, could cause clients to delay payments to us or default on their payment obligations to us.  Timely collection of accounts receivables also depends on our ability to complete our contractual commitments and bill and collect our contracted revenues.  If we are unable to meet our contractual requirements, we might experience delays in collection of and/or be unable to collect our client balances, and if this occurs, our results of operations and cash flows could be adversely affected.  In addition, if we experience an increase in the time to bill and collect for our services, our cash flows could be adversely affected.

Our network is subject to security and stability risks that could harm our business and reputation and expose us to litigation or liability.

Online and mobile commerce and communications depend on the ability to transmit confidential information and licensed intellectual property securely over private and public networks. Any compromise of our ability to transmit such information and data securely or reliably, and any costs associated with preventing or eliminating such problems, could harm our business. Online transmissions are subject to a number of security and stability risks, including:

•

our encryption and authentication technology, and access and security procedures, may be compromised, breached or otherwise be insufficient to ensure the security of customer information or our music content;

•

we could experience unauthorized access, computer viruses, system interference or destruction, “denial of service” attacks and other disruptive problems, whether intentional or accidental, that may inhibit or prevent access to our websites or use of our products and services;

•

someone could circumvent our security measures and misappropriate our, our partners’ or our customers’ intellectual property, interrupt our operations, or jeopardize our licensing arrangements, which are contingent on our sustaining appropriate security protections;

•

our computer systems could fail and lead to service interruptions;

•

we may be unable to scale our infrastructure with increases in customer demand; or

•

our network of facilities may be affected by a natural disaster, terrorist attack or other catastrophic events.

The occurrence of any of these or similar events could damage our business, hurt our ability to distribute products and services and collect revenue, threaten the proprietary or confidential nature of our technology, harm our reputation and expose us to litigation or liability. We may be required to expend significant capital or other resources to protect against the threat of security breaches, hacker attacks or system malfunctions or to alleviate problems caused by such breaches, attacks or failures.

Our success depends on the scope of our intellectual property rights and not infringing the intellectual property rights of others.

Our success depends in part on our ability to:

•

obtain copyrights or trademarks or rights to copyrights or trademarks, where necessary, and to maintain their validity and enforceability;

•

operate without infringing upon the proprietary rights of others; and

•

prevent others from infringing on our proprietary rights.

We will be able to protect our proprietary intellectual property rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable copyrights or trademarks.  Our inability to protect our proprietary rights could materially adversely affect our business prospects and profitability.  In addition, if litigation were to take place in connection with the enforcement of our intellectual property rights (or to defend third party claims of infringement against us), there can be no assurance that we would prevail.  Legal proceedings could result in substantial costs and diversion of management time and resources and could materially adversely affect our operations and our financial condition.

If a copyright or trademark infringement claim is brought against us for liabilities that are not covered or that exceed our insurance coverage, we could be forced to pay substantial damage awards, which could affect our profitability.

The marketing and webcasting of recorded music and video content, most of which have been created using the input of a number of creative personnel, including musicians, producers, mixers, film directors and others, may result in disputes over ownership of rights.  If a dispute arises challenging our ownership or other rights, we may be exposed to copyright and/or trademark claims by third parties.  We may not be able to maintain adequate insurance coverage at a commercially reasonable cost or in sufficient amounts or scope to protect us against potential losses.

In the event a copyright and/or trademark claim is brought against us:

•

we may be required to pay legal and other expenses to defend the claim, as well as uncovered damage awards resulting from a claim brought successfully against us; or

•

such party could secure injunctive or other equitable relief, which could effectively block our ability to make, use, sell, distribute or market our products.

If we fail to obtain necessary licenses or other rights to proprietary rights held by third parties, it could preclude the sale, manufacture, distribution or exhibition of our products and could materially adversely affect our revenue and profitability.  Defending any copyright and/or trademark claim or claims could require us to expend significant financial and managerial resources, which could have an adverse effect on our business operations and results of operations.

Our directors and officers are located in a non-United States jurisdiction and so you may have limited effective recourse against our management for misconduct and may not be able to enforce judgments and civil liabilities against our directors, officers and agents.

Our key directors and officers reside in Canada and any attempt to enforce liabilities upon such individual under the United States' securities and bankruptcy laws may be difficult. It may be difficult for courts in the United States to obtain jurisdiction over these persons and, as a result, it may be difficult or impossible for you to enforce judgements rendered against us or our officers or directors in the United States' courts.  Thus, investing in us may pose a greater risk because should any situation arise in the future in which you have a cause of action against these persons or us, you may face potential difficulties in bringing lawsuits, or if successful, in collecting judgments against these persons or us.

You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock.  In the absence of being listed on a stock exchange or trading platform, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

We are currently considered a “shell company,” which limits the tradability of our shares.

We are, currently, considered a "shell company" within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.  As a result of our classification as a shell company, our investors are not allowed to rely on the "safe harbor" provisions of Rule 144, promulgated pursuant to the Securities Act of 1933, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company.  Additionally, we may not register our securities on Form S-8 (an abbreviated form of registration statement).  We can provide no assurance or guarantee that we will cease to be a shell company and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares.  Resultantly, investors may not be able to sell their shares and may lose their entire investment.

If we have not filed a Form 8A and have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which this registration statement becomes effective, our reporting obligations under section 15(d) of the Exchange Act may be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this Offering.  If we have not filed a Form 8A, do not have a form of securities registered under the Securities Act of 1945 and have less than 300 record shareholders, our reporting obligations under Section 15(d) of the Exchange Act may be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this Offering.  Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act may be automatically suspended for that fiscal year.  If we were to cease reporting, you will not have access to updated information regarding the Company’s business, financial condition and results of operation.

All of our issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended.  When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently issued and outstanding shares of common stock, aggregating 31,900,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Sales of shares by our shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Investors may be unable to sell their shares without complying with “Blue Sky” regulations.

Each state has its own securities laws, also known as blue sky laws, which, in part, regulates both the offer and sale of securities.  In most instances, offers or sales of a security must be registered or exempt from registration under these blue sky laws of the state or states in which the security is offered and sold.  The laws and filing or notification requirements tend to vary between and among states.  Sales by the selling shareholders may occur in California, Missouri and Nevada.  Apart from the States of California, Missouri and Nevada, we have not made any determinations as to where such resale transactions may or may not occur.  Resale transactions in any State except California, Missouri and Nevada require proper diligence on the part of the investor.  Investors should consult an attorney or a licensed investment professional prior to delving into blue sky laws.  Failure to comply with applicable securities regulations may lead to fines or imprisonment.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.”  These exemptions include

1.

Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

2.

Reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

3.

Exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years.  However, we would cease to qualify as an emerging growth company if we:

1.

Generate annual gross revenues of $1.0 billion or more in a fiscal year;

2.

Issue, during the previous three-year period, more than $1.0 billion in non-convertible debt; or

3.

Become a “large accelerated filer,” defined by the SEC as a company with a word-wide public float of its common equity of $700 million or more.

Our common stock may not be transferable without meeting securities registration requirements or exemption therefrom.

We have not registered our securities in any jurisdiction and have not identified any exemptions from registration.  As a result, investors in our common stock may have difficulty selling their shares unless they are able to register their shares or find an exemption therefrom.  Furthermore, broker-dealers may be unwilling or unable to act on behalf of investors in our common stock unless or until the shares are registered, or an applicable exemption from registration is identified, in certain states in which our common stock may be offered or sold.

We have not paid any cash dividends and do not intend to pay any cash dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to reinvest any earnings in the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.  Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

Special note regarding forward-looking statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders.  The selling security holders will receive the net proceeds from the resale of their shares.  We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Determination of Offering Price

As there is no public market in the shares, there is no readily determinable market price for the shares offered hereby.  Soundstorm is using a price of $0.10 per share, as the benchmark offering price, which is the most recent price certain selling shareholders had paid for their shares.  The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.  The selling shareholders will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices.  Our shares are not listed on any exchange or quoted on any trading platform.  To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association.  The Company and its shareholders have not approached any broker/dealers with regard to assisting the Company to apply for such listing.

Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the Selling Stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name of Owner of Common Stock	Number of Shares Owned before the Offering	Number of Shares Offered by Selling Shareholders(1)	Number of Shares Owned after the Offering	Percentage of Shares Owned after the Offering

Candice Alderson	5,000	5,000	0	0.00%
Darryl Alexander	5,000	5,000	0	0.00%
Charles Austin (2)	1,250,000	1,250,000	0	0.00%
Shelley Austin	1,000,000	1,000,000	0	0.00%
Stacey Bernier	5,000	5,000	0	0.00%
Connie Chen (3)	100,000	100,000	0	0.00%
Tom Kwang Tai Chen	5,000	5,000	0	0.00%
Dodi Crestejo	5,000	5,000	0	0.00%
Michael K Crestejo	5,000	5,000	0	0.00%
Fauscom Investments, Ltd. (4)	200,000	200,000	0	0.00%
Haeber Holdings, Ltd. (5)	5,000	5,000	0	0.00%
Mami Hardin	5,000	5,000	0	0.00%
Earl David Hardin	5,000	5,000	0	0.00%
Rosalee Hardin	5,000	5,000	0	0.00%
Michael Hawitt	5,000	5,000	0	0.00%
Christina Hazzard	150,000	150,000	0	0.00%
Charles Hazzard	100,000	100,000	0	0.00%
Paula Kiess	5,000	5,000	0	0.00%
Brian Konlup	5,000	5,000	0	0.00%
Cindy Marie Loewen	225,000	225,000	0	0.00%
Eleanora Loewen	225,000	225,000	0	0.00%
Mark Allan Loewen	225,000	225,000	0	0.00%
Michael Peter Loewen	225,000	225,000	0	0.00%
Howard Louie	1,250,000	1,250,000	0	0.00%
Teresa Louie	1,000,000	1,000,000	0	0.00%
Melissa Mabanta	950,000	950,000	0	0.00%
Mark McAlduff	5,000	5,000	0	0.00%
Mark Morris	5,000	5,000	0	0.00%
Brad Newman	5,000	5,000	0	0.00%
Arvind Singh	5,000	5,000	0	0.00%
Lynn Wigen	5,000	5,000	0	0.00%
Deanna Woo	5,000	5,000	0	0.00%
Yoda Ventures, Inc. (6)	5,000	5,000	0	0.00%

Total (35 persons)	7,000,000	7,000,000	0	0.00%

Notes:

1.

Assumes the offering of all 7,000,000 offered for sale by the Selling Stockholders in this registration statement, of which this prospectus is a part.

2.

Charles Austin served as our Secretary and Director from May 9, 2011, the date of our incorporation, through November 1, 2012.

3.

Connie Chen was appointed to serve on our Board of Directors on November 1, 2012.  On February 28, 2013, Ms. Chen resigned from the Board of Directors.

4.

Fauscom Investments, Ltd., is owned and controlled by Concepcion Mabant.

5.

Haeber Holdings, Ltd., is owned and controlled by Clay Haeber.

6.

Yoda Ventures, Inc., is owned and controlled by Peter MacLean.

7.

SEC Release 33-4819 states in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children.  The number of shares indicated as being owned by all holders set forth in the table, above, takes this into account.

None of the Selling Stockholders is a broker/dealer or an affiliate of a broker/dealer.

Plan of Distribution

There is no public market for our common stock.  Our common stock is currently held amongst a small community of shareholders.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  Soundstorm Digital, Inc. cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

The Selling Stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.10 per share until a trading market develops in our common stock, at which time the Selling Stockholders may sell shares at market prices, which may vary, or at negotiated prices.  The Selling Stockholders may use broker/dealers to sell their shares.  The broker/dealers will either receive discounts or commissions from the Selling Stockholders, or they will receive commissions from purchasers of shares.

The Selling Stockholders may transfer the shares by means of gifts, donations and contributions.  This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, provided that a prospectus supplement would need to be filed pursuant to Section 424(b) of the Securities Act to reflect the transfer from a previously identified Selling Stockholder.  Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

The Selling Stockholders may offer their shares at various times in one or more of the following transactions:

1.

In the over-the-counter market;

2.

On any exchange on which the shares may hereafter be listed;

3.

In negotiated transactions other than on such exchanges;

4.

By pledge to secure debts and other obligations;

5.

In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6.

In a combination of any of the above transactions.

Some of the Selling Stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the Selling Stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act.  Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act.  The Selling Stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.  The Selling Stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the Selling Stockholders.

We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934.  In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.  Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.  Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M.  These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions.  We have advised the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.  Selling stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

The Selling Stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them.  The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus.  We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the Selling Stockholders is acting independently of us in making decisions with respect to the timing, price, manner and size of each with the distribution of the shares.  There is no assurance, therefore, that the Selling Stockholders will sell any or all of the shares.  In connection with the offer and sale of the shares, we have agreed to make available to the Selling Stockholders copies of this prospectus and any applicable prospectus supplement and have informed the Selling Stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby.

Description of Securities

Soundstorm Digital, Inc.’s authorized capital stock consists of 75,000,000 shares of common stock, having a $0.0001 par value.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

2.

Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

In the opinion of our legal counsel, all shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when sold, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

Non-Cumulative Voting

Holders of shares of Soundstorm Digital, Inc.'s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Soundstorm Digital, Inc.'s directors.

Cash Dividends

As of the date of this prospectus, Soundstorm Digital, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is the present intention of Soundstorm Digital, Inc. not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Interest of Named Experts and Counsel

Legal Matters

The validity of the shares of common stock that we are registering hereby will be passed upon for us by Randall V. Brumbaug, Esq., Glendora, California, who holds no interest in our common stock and has not been hired on a contingent basis.

Experts

De Joya Griffith, LLC, independent registered public accounting firm, have audited our financial statements at December 31, 2012 and 2011, as set forth in their report.  We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on De Joya Griffith, LLC’s report, given on their authority as experts in accounting and auditing.

Description of Business

Business Development and Summary

Soundstorm Digital, Inc. was incorporated in the State of Nevada on May 9, 2011 with plans to to design, develop and launch a vertical music media portal to enrich the experience of visitors as they discover, explore and enjoy the digital world of music from internet, social media and mobile platforms.

During the six months ended June 30, 2013 and 2012, we incurred net losses of $37,597 and $4,259, respectively.   Since our inception on May 9, 2011 to June 30, 2013, we have accumulated losses of $75,252.  As of June 30, 2013, we had $6,159 in total liabilities and cash on hand in the amount of $30,407.  We have yet to commence our planned operations.   As of the date of this registration statement, we have had only limited start-up operations and generated no revenues.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the annual report.  If our business fails, the investors in this offering may face a complete loss of their investment.  For a detailed “Management’s Discussion and Analysis” and “Plan of Operations,” please refer to 34.

Our mailing address is Suite 1500 - 885 West Georgia Street, Vancouver, British Columbia V6C 3E8.

Our fiscal year end is December 31.

Please see “Recent Sales of Unregistered Securities” on page 41 for our capitalization history.

Business of Issuer

Principal Services and Principal Markets

Soundstorm believes that customers are seeking an easy to use internet and mobile portal which guides them to their desired music and media content quickly and intuitively.  In furtherance of this goal, we intend to develop a music and media portal to aggregrate, consolidate and enable easier access to and use of varying content.  As part of this platform, Soundstorm’s particular interest has initially and currently been drawn to the brandnames “Soundstorm” and  “Anytunes”.   The company, as well, is continually looking for additional opportunities.  It is management’s intent to negotiate a definitive license agreement for the Anytunes brand and domains, on terms yet to be defined.   Efforts toward this end-result are underway.  (eg: “Anytunes.com,” “Anytunes.ca,” “Anytunes.co.uk,” “Anytunes.biz,” “Anytunes.us,” “Anytunes.org” and “Anytunes.info.”).

We intend to enter the digital media industry by initially developing a portal that will enable consumers to access a broad array of content and resources related to the music and related media industry.  Soundstorm’s platform will aggregate and post various music related content (eg: in categories such as music providers, music discovery and music review) and provide intuitive interfaces from which users can easily navigate to (eg: listen, read, generate or play games with) and share content and can develop a social community for common content interests.

Music Providers	Music Discovery	Music Review

Streaming music	New styles of music	Reviewing music performances

Downloading music User generated sites	Live Performances	Reviewing music recordings

Internet Radio	Tutorials & Blogs for new users navigating digital music	Blogs reviewing music performances and features

Music storage sites (cloud services)	Social media - eg: sharing	Review digital music devices

Our efforts are focused on raising capital to pursue our operations, negotiating the rights to web domains and brands, seeking application and content opportunities through avenues such as strategic partnership, joint-ventures or licensing;  and the development of our web-portal platform for internet and mobile user environments.  We have taken and will be pursuing the following steps toward the development of our business and launch of our Soundstorm platform:

1.  We have raised approximately $99,500 in gross proceeds from sales of our equity securities.  These funds are being used to facilitate our public listing process and for operating expenses.

2.  We plan to secure a number of web domains under the Soundstorm umbrella. No agreements have been entered into as of the date of this prospectus; however, management efforts are currently underway to negotiate a definitive license agreement for the Anytunes brand and domains.

Dependant on the timing and its ability to  secure the license rights, the company plans to develop Soundstorm’s content portal, beginning with website and web-apps.  This entails contracting developer(s) to design and code software for features including: content acquisition and management such as streaming, publishing and loading of music and media content including from other multiple content providers and from user-generated sources; user interface that will draw high user behavior such as social media apps like community chat; streaming or purchase download of content; publishing of content; games; articles and reviews of music industry sources and related multi-media, which may come from Soundstorm  in place of or in addition to Anytunes or from other sources that the portal can aggregate and partner with; and integration of an e-commerce backend component that enables revenue branches (monetization strategies) that the company currently identifies as including: advertising, subscription, affiliate marketing and downloading for micropayments.

3.  In addition to internal development of the Soundstorm content platform, we are considering related and strategic businesses to establish relationships (eg: partnerships, JV’s, licensing opportunities) in areas other than the music and related digital media area to further aggregate content and grow the company.

Soundstorm believes that the music media portal concepts it plans to design will offer customers the depth, breadth and quality of content and the ease-of-use and vibrant experience customers are seeking. It also believes the diversity of the Soundstorm platform (as it is planning) can capitalize on the social community and revenue prospects of what is recently being referred to as the Third Generation of the Web, or Web 3.0, and its increasing convergence of social media and e-commerce.   We believe that customers will value the features of a portal because of its potential to enhance the customers’ ability to indulge their passion for the world of music and reduces the time and complexity of doing so.

Revenue Sources

We currently plan to generate revenue from three distinct streams: 1) Advertising; 2) Premium Subscriptions; and 3) Affiliate Marketing.

1.

Advertising Revenues: For advertising services, we can earn revenue as follows:

Banner advertising - Soundstrom earns revenue when an advertiser purchases advertising space within our website and “impressions” are delivered.  An “impression” is delivered when an advertisement appears on our website and the page is viewed by members.

We plan to sell display and video advertising on our website.   It will offer for sale display ads, video ads, pop-ups and banner ads that are available in standard internet advertising formats.  Video within display ads can be auto or user initiated with either a click or mouseover.  Banners are available in all types, including Leaderboard, Skyscraper, and Menu placements.

The company plans to work with many of the leading online ad networks who specialize in delivering ads to users in its demographic.

2.

Premium Subscriptions

The company plans to give users the option to pay a fee to bypass downloading restrictions on the site due to bandwidth restrictions.  We plan to first offer free access to users, for limited content, to develop steady regular user habits for, and to establish brand presence of its brands such as Soundstorm and or Anytunes.  Fees for subscription services will be employed and offered at various phases of us depending on the type and the quantity of content desired by the user.  It will generate subscription revenue from weekly, monthly and annual premium subscriptions.

3.

Affiliate Marketing

The company plans to utilize online affiliate marketing programs whereby it exchanges revenue opportunities such as referral fee or commission revenues from conversions when a customer / site user has clicked an affiliate link and performs a desired action, such as making a purchase or opting-in for downloads or content access on the company's properties or those in an affiliate relationships with it.  Revenue branches may vary, but in the most common forms Soundstorm thinks that the affiliate can be paid per click, not just for ad revenue (pay-per-click) but also for paid fee or commission when a product sale is made (pay-per-sale) or paid for lead generated (pay-per-lead) for sales and branding opportunities.

Industry Background and Competition

The Internet's online music, media and advertising markets in which Soundstorm's brand(s) will operates are rapidly evolving and intensely competitive, and we expect competition to intensify in the future.  We expect competition to increase because of the business opportunities presented by the growth of the Internet and e-commerce (eg: Web 3.0 concept).  Competition may also intensify as a result of industry growth, consolidation and a lack of substantial barriers to entry in our market.

Competitive parameters include the range of our product offerings, the performance and quality of our products and services, the reliability of our infrastructure, our expertise and experience in streaming media technology, our scalability and capacity, ease of use, the price of our services, our level of customer support and the marketing of our brands.

The market for Soundstorms's services is highly competitive.  The sector that we operate in is evolving and growing rapidly, and companies are continually introducing new products and services.  We expect to directly compete with business, including, but not limited to, the following:

•

Other music portal websites, such as Mashable.com, Allmusic.com, Worldmusiccentral.org, Metacritic.com, Purevoleum.com and Redferret.net

•

Other entertainment, news and content sites

•

Social networking sites

In many cases, competitors may have longer operating histories, more customers, greater financial strength, more name recognition, and larger technical staffs. These competitors may be able to attract customers more easily because of their financial resources and, awareness in the market and free subscriptions because of advertising revenue. Larger competitors may also devote substantially more resources to business development and may adopt more aggressive pricing policies.

Government Regulation

Like many companies, we are subject to existing and potential government regulation. There are, however, comparatively few laws or regulations specifically applicable to Internet businesses. Accordingly, the application of existing laws to Internet businesses, including Soundstorm's, is unclear in many instances. There remains significant legal uncertainty in a variety of areas, including, but not limited to: user privacy, the positioning of sponsored listings on search results pages, defamation, taxation, the provision of paid-search advertising to online gaming sites, the legality of sweepstakes, promotions and gaming sites generally, and the regulation of content in various jurisdictions.

Compliance with federal laws relating to the Internet and Internet businesses may impose upon us significant costs and risks, or may subject us to liability if we do not successfully comply with their requirements, whether intentionally or unintentionally. Specific federal laws that impact our business may include The Digital Millennium Copyright Act of 1998, The Communications Decency Act of 1996, The Children’s Online Privacy Protection Act of 1998 (including related Federal Trade Commission regulations), The Protect Our Children Act of 2008, and The Electronic Communications Privacy Act of 1986, among others. For example, the Digital Millennium Copyright Act, which is in part intended to reduce the liability of online service providers for listing or linking to third party websites that include materials that infringe the rights of others, was adopted by Congress in 1998. If we violate the Digital Millennium Copyright Act we could be exposed to costly and time-consuming copyright litigation.

There are a growing number of legislative proposals before Congress and various state legislatures regarding privacy issues related to the Internet generally. We are unable to determine if and when such legislation may be adopted. If certain proposals were to be adopted, our business could be harmed by increased expenses or lost revenue opportunities, and other unforeseen ways.

Number of total employees and number of full time employees

We rely exclusively on the services of our officers and directors, who have experience in various business segments and industries.  There are no other full- or part-time employees.  We believe that our operations are currently on a small scale that is manageable by these individuals.  We do not anticipate hiring employees over the next 12 months.

In the normal course of our business, we may be required to outsource projects or the client to a third-party consultant, whom we will have no direct oversight or control over.   Any such consultants will be non-salaried third-parties who will provide various professional services to us, such as website design, development, content acquisition and business advise.  These consultants will be independent and paid on a per-project basis and will not be considered employees. The company does not consider consulting arrangements to be of a material reporting nature unless compensation terms for such service agreements exceed $120,000 per year.

Available Information

1.

Upon effectiveness of this Registration Statement, we expect to furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.

Upon effectiveness of this Registration Statement, we intend to file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.

3.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Description of Property

We use office space provided by Geoffrey Lee, an officer, at no charge to us.  The total useable space measures approximately 120 square feet.  Although we believe our current facilities are sufficient, we may require additional office space in the next 12 months, although we cannot be assured that such additional space will be available on reasonable terms, if at all.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Legal Proceedings

Our officers, directors and employees have not been convicted in a criminal proceeding, exclusive of traffic violations.

Our officers, directors and employees have not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our officers, directors and employees have not been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.

One director, officer, significant employee or consultant of Soundstorm Digital, Inc. has been associated with a business that had a bankruptcy petition filed by or against it where such person, while not a general partner or executive officer, was a vice president and or director either at the time of the bankruptcy or within two years prior to that time.  Geoffrey Lee was a vice president and or director of a public listed company and or some of its wholly-owned subsidiaries within a two year period prior to a bankruptcy petition having been filed against the public listed company.  The petition was filed subsequent to Mr. Lee’s resignation as an officer or director of the public listed company and any of its affiliated companies.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

As of the date of this prospectus, there is no public market in our common stock.  Our securities are not listed on any exchange, thus no market for our shares exists and there is no assurance that one will develop.  To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national securities exchange or association.  We have not approached any broker/dealers with regard to assisting us to apply for such listing.

As of the date of this prospectus, we have 31,900,000 shares of common stock issued and outstanding.  Of these shares, 7,000,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates,” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our officers and directors will not be purchasing shares in this offering. The remaining 24,900,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The shares making up the 24,900,000 were issued to and are currently held by Geoffrey Lee, an officer and director. As of the date of this registration statement, all restricted shares are held by Mr. Lee. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

1. No restricted shares will be eligible for immediate sale on the date of this prospectus; and

2. The remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective Rule 144 holding periods, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Soundstorm Digital at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

Holders

As of the date of this prospectus, Soundstorm Digital, Inc. has 31,900,000 shares of $0.0001 par value common stock issued and outstanding held by 35 shareholders of record.  Our Transfer Agent is anticipated to be Empire Stock Transfer, Inc., 1859 Whitney Mesa Drive, Henderson, Nevada 89014, Phone: (702) 818-5898.

Dividends

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides the following information as of September 30, 2013, for equity compensation plans previously approved by security holders, as well as those not previously approved by security holders:

1.

The number of securities to be issued upon the exercise of outstanding options, warrants and rights;

2.

The weighted-average exercise price of the outstanding options, warrants and rights; and

3.

Other than securities to be issued upon the exercise of the outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-	-	-

Equity compensation plans not approved by security holders	-	-	-

Total	-	-	-

Financial Statements

Office Locations

 Las Vegas, NV

  New York, NY

    Pune, India

  Beijing, China

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Soundstorm Digital, Inc.

We have audited the accompanying balance sheets of Soundstorm Digital, Inc. (A Development Stage Company) (the "Company") as of December 31, 2012 and 2011 and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2012 and for the periods from inception (May 9, 2011) to December 31, 2012 and 2011. Soundstorm Digital, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Soundstorm Digital, Inc. (A Development Stage Company) as of December 31, 2012 and 2011 and the results of its operations and its cash flows for the year ended December 31, 2012 and for the periods from inception (May 9, 2011) to December 31, 2012 and 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC

Henderson, Nevada

April 17, 2013

____________________________________________________________________________________

De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052

Telephone (702) 563-1600 ● Facsimile (702) 920-8049

www.dejoyagriffith.com

Soundstorm Digital, Inc.

(A Development Stage Company)

Balance Sheets

(Audited)

Assets	December 31,
	2012	2011
Current assets:
Cash and cash equivalents	$69,259	$2,000
Total current assets	69,259	2,000

Total assets	$69,259	$2,000

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$12,209	$-
Related party payable	5,205	790
Total current liabilities	17,414	790

Total liabilities	17,414	790

Stockholders’ (deficit)
Common stock, $0.0001 par value, 75,000,000 shares
authorized, 31,955,000 and 20,000,000 shares issued
and outstanding as of December 31, 2012 and 2011, respectively	3,195	2,000
Additional paid-in capital	91,805	-
Stock receivable	(5,500)	-
Deficit accumulated during development stage	(37,655)	(790)
Total stockholders’ equity	51,845	1,210

Total liabilities and stockholders’ equity	$69,259	$2,000

The accompanying notes are an integral part of these financial statements.

Soundstorm Digital, Inc.

(A Development Stage Company)

Statements of Operations

(Audited)

	For the years	Inception	Inception
	Ended	(May 9, 2011)	(May 9, 2011)
	December 31,	Through	Through
	2012	December 31, 2011	December 31, 2012

Revenue	$-	$-	$-

Expenses:
General and administrative expenses	916	790	1,706
Professional fees	35,949	-	35,949
Total expenses	36,865	790	37,655

Operating loss	(36,865)	(790)	(37,655)

Net loss	$(36,865)	$(790)	$(37,655)

Net loss per share - basic	$(0.00)	$(0.00)

Weighted average number of common shares
outstanding - basic	21,461,762	5,508,475

The accompanying notes are an integral part of these financial statements.

Soundstorm Digital, Inc.

(A Development Stage Company)

Statement of Stockholders’ Equity

From Inception (May 9, 2011) to December 31, 2012

(Audited)

					Deficit
					Accumulated
			Additional		During	Total
	Common Stock		Paid-in	Stock	Development	Stockholders’
	Shares	Amount	Capital	Receivable	Stage	Equity

October 28, 2011
Founders shares
Issued for cash
$0.0001 per share	20,000,000	$2,000	$-	$-	$-	$2,000

Net loss	-	-	-	-	(790)	(790)

Balance, December 31, 2011	20,000,000	2,000	-	-	(790)	1,210

October 2012
Issuances of common stock to
Officers for cash
$0.0001 per share	5,000,000	500	-	-	-	500

November 2012
Issuances of common stock
for cash at $0.01 per share	6,000,000	600	59,400	-	-	60,000

December 2012
Issuances of common stock
for cash at $0.03 per share	900,000	90	26,910	-	-	27,000

December 2012
Issuances of common stock
for cash receivable of $0.03 per share	55,000	5	5,495	(5,500)	-	-

Net loss	-	-	-	-	(36,865)	(36,865)

Balance, December 31, 2012	31,955,000	$3,195	$91,805	$(5,500)	$(37,655)	$51,845

The accompanying notes are an integral part of these financial statements.

Soundstorm Digital, Inc.

(A Development Stage Company)

Statements of Cash Flows

(Audited)

	For the years	Inception	Inception
	Ended	(May 9, 2011)	(May 9, 2011)
	December 31,	Through	Through
	2012	December 31, 2011	December 31, 2012

Operating activities
Net loss	$(36,865)	$(790)	$(37,655)
Changes in operating assets and liabilities:
Increase in accounts payable	12,209	-	12,209
Net cash used in operating activities	(24,656)	(790)	(25,446)

Financing activities
Related party payable	4,415	790	5,205
Issuances of common stock	87,500	2,000	89,500
Net cash provided by financing activities	91,915	2,790	94,705

Net increase (decrease) in cash	67,259	2,000	69,259
Cash - beginning	2,000	-	-
Cash - end	$69,259	$2,000	$69,259

Supplemental disclosures:
Non-cash activities:
Stock receivable	$5,500	$-	$5,500
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Soundstorm Digital, Inc.

(A Development Stage Company)

Notes to Financial Statements

(Audited)

Note 1 - History and organization of the company

The Company was organized May 9, 2011 (Date of Inception) under the laws of the State of Nevada, as Soundstorm Digital, Inc.  The Company is authorized to issue up to 75,000,000 shares of its $0.0001 par value common stock.

The business of the Company is to operate a digital music portal on the internet.  The Company has limited operations and in accordance with FASB ASC 915-10, “Development Stage Entities”, the Company is considered a development stage company.

Note 2 - Accounting policies and procedures

Basis of Presentation:

The financial statements present the balance sheets, statements of operations, stockholder’s equity and cash flows of the Company. The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Year end

The Company has adopted December 31 as its fiscal year end.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of December 31, 2012 and 2011.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2012 and 2011.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and other current liabilities. Fair values were assumed to approximate carrying values for cash and other current liabilities because they are short term in nature and they are payable on demand.

Revenue recognition

The Company’s revenue recognition policies are in compliance with FASB ASC 605-35 “Revenue Recognition”.  Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectability is reasonably assured.  The Company recognizes revenues on sales of its services, based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provides information with respect to the service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time the service is provided to the customer.

Advertising costs

The Company expenses all costs of advertising as incurred.  There were no advertising costs included in selling, general and administrative expenses at December 31, 2012 and 2011.

Soundstorm Digital, Inc.

(A Development Stage Company)

Notes to Financial Statements

(Audited)

Note 2 - Accounting policies and procedures (continued)

General and administrative expenses

The significant components of general and administrative expenses consist of bank fees and license and permit fees.

Loss per share

Net loss per share is provided in accordance with FASB ASC 260-10, “Earnings per Share”.  Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-

dilutive. The Company had no dilutive common stock equivalents, such as stock options or warrants as of December 31, 2012 and 2011.

Dividends

The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Income Taxes

The Company follows FASB ASC 740-10, “Income Taxes” for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of December 31, 2012 and 2011, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of December 31, 2012 and 2011, no income tax expense has been incurred.

Contingencies

The Company is not currently a party to any pending or threatened legal proceedings.  Based on information currently available, management is not aware of any matters that would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

Soundstorm Digital, Inc.

(A Development Stage Company)

Notes to Financial Statements

(Audited)

Note 2 - Accounting policies and procedures (continued)

Recent pronouncements

The Company evaluated all recent accounting pronouncements issued and determined that the adoption of these pronouncements would not have a material effect on the financial position, results of operations or cash flows of the Company.

Note 3 - Going concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company had an accumulated deficit of $37,655 as of December 31, 2012. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  The Company is contemplating conducting an offering of its debt or equity securities to obtain additional operating capital.  The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 4 - Income taxes

For the years ended December 31, 2012 and 2011, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded.  In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets.  At December 31, 2012 and 2011, the Company had approximately $37,655 and $790 of federal and state net operating losses, respectively.  The net operating loss carry forwards, if not utilized, will begin to expire in 2031. The provision for income taxes consisted of the following components for the year ended December 31:

The components of the Company’s deferred tax asset are as follows:

	December 31,
	2012	2011
Deferred tax assets:
Net operating loss carry forwards	12,803	269
Valuation allowance	(12,803)	(269)
Total deferred tax assets	$ -	$ -

Soundstorm Digital, Inc.

(A Development Stage Company)

Notes to Financial Statements

(Audited)

Note 4 - Income taxes (continued)

The valuation allowance for deferred tax assets as of December 31, 2012 and 2011 was $12,803 and $269, respectively.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2012 and 2011, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31:

2012 & 2011

Federal statutory tax rate	(34.0)%
Permanent difference and other	34.0%

Note 5 - Related party payable

From inception to December 31, 2012 and 2011, the founding shareholder of the Company loaned a total of $5,205 and $790 to the Company that was used for payment of expenses on behalf of the Company.  The loans are due on demand, have no terms of repayment, are unsecured and bear no interest.  As of December 31, 2012, the balance owed to the founding shareholder was $5,205.

The Company does not lease or rent any property.  Office services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.  The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

Note 6 - Stockholders’ equity

The Company is authorized to issue up to 75,000,000 shares of its $0.0001 par value common stock.

On October 28, 2011, the Company issued 20,000,000 shares of its $0.0001 par value common stock as founders’ shares to an officer and director in exchange for cash in the amount of $2,000.

On October 29, 2012, the Company sold 5,000,000 shares of its $0.0001 par value common stock to two officers and directors in exchange for cash in the amount of $500.

In November 2012, the Company sold 6,000,000 shares of its $0.0001 par value common stock for total gross cash proceeds in the amount of $60,000 in private sales.

In December 2012, the Company sold 900,000 shares of its $0.0001 par value common stock for total gross cash proceeds in the amount of $27,000 in private sales.

In December 2012, the Company sold 55,000 shares of its $0.0001 par value common stock for total gross cash proceeds in the amount of $5,500 in private sales. The proceeds have not been received as at December 31, 2012 and hence are classified as stock receivable as on December 31, 2012.

Soundstorm Digital, Inc.

(A Development Stage Company)

Notes to Financial Statements

(Audited)

Note 6 - Stockholders’ equity (continued)

As of December 31, 2012, there have been no other issuances of common stock.

Note 7 - Warrants and options

As of December 31, 2012 and 2011, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 8 - Subsequent Events

The Company’s Management has reviewed all material events through the date of this report in accordance with ASC 855-10, and believes there are only the following material subsequent events to report:

During January 2013, the Company sold an aggregate of 45,000 shares of its common stock in private sales for total cash proceeds of $4,500.

Soundstorm Digital, Inc.

(A Development Stage Company)

Balance Sheets

Unaudited

Assets	June 30, 2013	December 31, 2012

Current assets:
Cash and cash equivalents	$30,407	$69,259
Total current assets	30,407	69,259

Total assets	$30,407	$69,259

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$2,959	$12,209
Related party payable	3,200	5,205
Total current liabilities	6,159	17,414

Total liabilities	6,159	17,414

Stockholders’ equity
Common stock, $0.0001 par value, 75,000,000 shares
authorized, 32,000,000 and 31,955,000 shares issued
and outstanding as of June 30, 2013 and December 31, 2012, respectively	3,200	3,195
Additional paid-in capital	96,300	91,805
Stock receivable	-	(5,500)
Deficit accumulated during development stage	(75,252)	(37,655)
Total stockholders’ equity	24,248	51,845

Total liabilities and stockholders’ equity	$30,407	$69,259

The accompanying notes are an integral part of these financial statements.

Soundstorm Digital, Inc.

(A Development Stage Company)

Statements of Operations

Uaudited

					Inception
	Three Months Ended		Six Months Ended		(May 9, 2011)
	June 30,		June 30,		Through
	2013	2012	2013	2012	June 30, 2013

Revenues	$ -	$ -	$ -	$ -	$ -

Expenses:
General and administrative expenses	22	675	2,847	675	4,553
Professional fees	20,750	3,584	34,750	3,584	70,699
Total expenses	20,772	4,259	37,597	4,259	75,252

Operations loss	(20,772)	(4,259)	(37,597)	(4,259)	(75,252)

Net loss	$ (20,772)	$ (4,259)	$ (37,597)	$ (4,259)	$ (75,252)

Net loss per share - basic	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)

Weighted average number of Common
shares outstanding - basic	32,000,000	20,000,000	31,994,530	20,000,000

The accompanying notes are an integral part of these financial statements.

Soundstorm Digital, Inc.

(A Development Stage Company)

Statements of Cash Flows

Unaudited

			Inception
	For the six months ended		(May 9, 2011)
	June 30,		through
	2013	2012	June 30, 2013

Operating activities
Net loss	$(37,597)	$(4,259)	$(75,252)
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	(9,250)	2,084	2,959
Net cash used in operating activities	(46,847)	(2,175)	(72,293)

Financing activities
Related party payable	-	2,175	5,205
Repayments of related party payable	(2,005)	-	(2,005)
Issuances of common stock	4,500	-	99,500
Stock receivable	5,500	-	-
Net cash provided by financing activities	7,995	2,175	102,700

Net increase (decrease) in cash	(38,852)	-	30,407
Cash - beginning	69,259	-	-
Cash - ending	$30,407	$-	$30,407

Supplemental disclosures:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Soundstorm Digital, Inc.

(A Development Stage Company)

Notes to Financial Statements

(Unaudited)

Note 1 - Basis of presentation

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC).  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.  It is suggested that these interim financial statements be read in conjunction with the audited financial statements of the Company for the period ended December 31, 2012 and notes thereto included in the Company's registration statement on Form S-1.  The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

Note 2 - History and organization of the company

The Company was organized May 9, 2011 (Date of Inception) under the laws of the State of Nevada, as Soundstorm Digital, Inc.  The Company is authorized to issue up to 75,000,000 shares of its $0.0001 par value common stock.

The business of the Company is to operate a digital music portal on the internet.  The Company has limited operations and in accordance with FASB ASC 915-10, “Development Stage Entities”, the Company is considered a development stage company.

Note 3 - Going concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company had an accumulated deficit of $75,252 as of June 30, 2013. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  The Company is contemplating conducting an offering of its debt or equity securities to obtain additional operating capital.  The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Soundstorm Digital, Inc.

(A Development Stage Company)

Notes to Financial Statements

(Unaudited)

Note 4 - Accounting policies and procedures

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days. Such investments are carried at cost, which is a reasonable estimate of their fair value. Cash equivalents are placed with high credit quality financial institutions and are primarily in money market funds.

Fair Value of Financial Instruments

The carrying amounts reflected in the balance sheets for cash, accounts payable and related party payables approximate the respective fair values due to the short maturities of these items. The Company does not hold any investments that are available-for-sale.

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Revenue recognition

The Company’s revenue recognition policies are in compliance with FASB ASC 605-35 “Revenue Recognition”.  Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectability is reasonably assured.  The Company recognizes revenues on sales of its services, based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provides information with respect to the service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time the service is provided to the customer.

Loss per share

Net loss per share is provided in accordance with FASB ASC 260-10, “Earnings per Share”.  Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company had no dilutive common stock equivalents, such as stock options or warrants as of June 30, 2013.

Soundstorm Digital, Inc.

(A Development Stage Company)

Notes to Financial Statements

(Unaudited)

Note 4 - Accounting policies and procedures (continued)

Recent pronouncements

The Company evaluated all recent accounting pronouncements issued and determined that the adoption of these pronouncements would not have a material effect on the financial position, results of operations or cash flows of the Company.

Note 5 - Related party payable

From inception to June 30, 2013 and December 31, 2012, the founding shareholder of the Company loaned a total of $5,205 to the Company that was used for payment of expenses on behalf of the Company.  The loans are due on demand, have no terms of repayment, are unsecured and bear no interest.  As of June 30, 2013, the balance owed to the founding shareholder was $3,200.

The Company does not lease or rent any property.  Office services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.  The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

Note 6 - Stockholders’ equity

The Company is authorized to issue up to 75,000,000 shares of its $0.0001 par value common stock.

On October 28, 2011, the Company issued 20,000,000 shares of its $0.0001 par value common stock as founders’ shares to an officer and director in exchange for cash in the amount of $2,000.

On October 29, 2012, the Company sold 5,000,000 shares of its $0.0001 par value common stock to two officers and directors in exchange for cash in the amount of $500.

In November 2012, the Company sold 6,000,000 shares of its $0.0001 par value common stock for total gross cash proceeds in the amount of $60,000 in private sales.

In December 2012, the Company sold 900,000 shares of its $0.0001 par value common stock for total gross cash proceeds in the amount of $27,000 in private sales.

In December 2012, the Company sold 55,000 shares of its $0.0001 par value common stock for total gross cash proceeds in the amount of $5,500 in private sales. The proceeds had not been received as at December 31, 2012.  The proceeds were received on January 9, 2013.

In January 2013, the Company sold 45,000 shares of its $0.0001 par value common stock for total gross cash proceeds in the amount of $4,500 in private sales.

As of June 30, 2013, there have been no other issuances of common stock.

Soundstorm Digital, Inc.

(A Development Stage Company)

Notes to Financial Statements

(Unaudited)

Note 7 - Warrants and options

As of June 30, 2013 and 2012, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 8 - Subsequent Events

The Company’s Management has reviewed all material events through the date of this report in accordance with ASC 855-10, and there are no material subsequent events to report.

MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Overview

Soundstorm Digital, Inc. was incorporated in the State of Nevada on May 9, 2011 to design, develop and launch a vertical music portal to enrich the experience of visitors as they discover, explore and enjoy the digital world of music.   We are focused on creating a digital music media portal, branded as “Soundstorm,” to provide consumers the ability to connect with a variety of music industry resources.

Results of Operation for the year ended December 31, 2012 and from Inception (May 9, 2011) through December 31, 2011

Revenues

Since our inception, we have not generated any revenues.  We have not yet developed our online digital music portal and thus have no means of generating revenues.

Operating expenses

We incur various costs and expenses in the execution of our business.  All expenses, to date, have been classified as either professional fees or general and administrative expenses, which primarily consist of bank service charges, filing fees and other miscellaneous office expenses.  During the year ended December 31, 2012, total expenses were $36,865, which is attributable to $916 in general and administrative expenses and $35,949 in professional fees.

In the period from our inception on May 9, 2011 to December 31, 2011, our total expenses were $790, consisting solely of general and administrative expenses.

From inception to December 31, 2012, we incurred total expenses of $37,655, consisting of $1,706 in general and administrative expenses and professional fees of $35,949.

Net loss

In the year ended December 31 2012, we incurred a net loss of $36,865.  During the period from our inception on May 9, 2011 to December 31, 2011, our net loss totaled $790.  Since our inception to December 31, 2012, our net loss totaled $37,655.

Liquidity and capital resources

As of December 31, 2012, we had $69,259 of cash on hand, which our management believes these funds are sufficient to establish a base of operations.  However, management does not believe these funds on hand will be sufficient to grow our business over the next 12 months and additional capital will be required.  Additionally, we do not have any means through which to generate revenues.  Thus, our management expects that we will experience net cash out-flows for the fiscal year 2013, given the developmental nature of our business. Our management believes we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  As such, our principal accountants have expressed substantial doubt about our ability to continue as a going concern because we have limited operations and have not fully commenced planned principal operations.  If our business fails, our investors may face a complete loss of their investment.

Results of Operation for the three and six months ended June 30, 2013 and 2012 and from Inception (May 9, 2011) through June 30, 2013

Revenues

Since our inception, we have not generated any revenues.  We have not yet developed our online digital music portal and thus have no means of generating revenues.

Operating expenses

During the three months ended June 30, 2013, total expenses were $20,772, of which $22 is attributable to general and administrative expenses and $20,750 to professional fees, including accounting, legal and consulting fees.  In the comparable period ended June 30, 2012, total expenses were $4,259, comprised of $675 in general and administrative expenses and $3,584 in professional fees.  Total expenses increases significantly year over year because there were only minimal organizational operations during the three month period ended June 30, 2012 compared to the period ended June 30, 2013.

Through the six month period ended June 30, 2013, total expenses were $37,597, consisting of $2,847 in general and administrative expenses and $34,750 in professional fees.  In comparison, total expenses during the six months ended June 30, 2012 were only $4,259, of which $675 was general and administrative expenses and $3,584 was professional fees.  Our management expects to incur increased general and administrative costs as we continue pursuit of our planned principal operations.

In the period from our inception on May 9, 2011 to June 30, 2013, our total expenses were $75,252, consisting of general and administrative expenses in the amount of $4,553 and professional fees of $70,699.

Net loss

In the three months ended June 30, 2013, we incurred a net loss of $20,772.  Comparatively, we incurred a net loss of $4,259 in the three month period ended June 30, 2012.

We had a $37,597 net loss during the six months ended June 30, 2013, compared to a net loss of $4,259 in the period ended June 30, 2012.  We cannot predict when, or if, we will stem our losses and become profitable.

During the period from our inception on May 9, 2011 to June 30, 2013, our net loss totaled $75,252.

Liquidity and capital resources

As of June 30, 2013, we had $30,407 of cash on hand, which our management believes these funds are sufficient to execute a portion of our plan of operations, through at least the development of our Soundstorm portal in the next three to six months.  However, management does not believe these funds on hand will be sufficient to grow our business over the next 12 months and additional capital will be required.  Additionally, we do not have any means through which to generate revenues.  Thus, our management expects that we will experience net cash out-flows for the fiscal year 2013, given the developmental nature of our business.  Based upon projected expenditures and current capital resources, our management expects to experience a cash shortfall of approximately $65,000 to $75,000 to see the completion of our entire plan of operation, as outlined in this Prospectus.  Our management believes we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.   There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  As such, our principal accountants have expressed substantial doubt about our ability to continue as a going concern because we have limited operations and have not fully commenced planned principal operations.  If our business fails, our investors may face a complete loss of their investment.

No development related expenses have been or will be paid to our affiliates.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

Our management does not expect to incur research and development costs.

We have not paid for expenses on behalf of our directors.  Additionally, we believe that this fact shall not materially change.

We currently do not have any material contracts and or affiliations with third parties.

Plan of Operation

The following are the milestones for the development phase, whichis anticipated to cover the next twelve to eighteen months.

We intend to enter the digital music and media industry by developing a vertical information music portal that will enable consumers to connect to a broad array of resources related to the music industry.  Our Soundstorm music portal will post various music resources and their corresponding links from three broad categories: music providers, music discovery and music reviews.

Our efforts have been and are focused on raising capital to pursue our operations, negotiating the rights to web domains and the development of our platform for the internet and mobile app user environment.  To date, we have raised approximately $99,500 in gross proceeds from sales of our equity securities.  These funds are being used to facilitate our public listing process and toward the development of our business.  The following are the milestones for the development phase, which is anticipated to cover the next twelve to eighteen months.

Months 1 - 3: Milestone 1
• Private seed round financing completed, audit completed
• Preparation of Form S-1 Registration Statement in anticipation of OTCBB listing
• Development of music portal concept & design
• Estimated costs	$30,000

We initiated negotiations to license the rights to a number of web domains centered around the name “Anytunes.” No agreements have been entered into as of the date of this prospectus; however, we are working diligently to enter into a definitive license agreement. We anticipate executing a license agreement during the fourth quarter of 2013.

Months 3 - 6: Milestone 2
• Apply for quotation on OTCBB
• Contract website design and user interface
• Estimated costs	$ 35,000

Months 7 - 9: Milestone 3
• Development, testing and validation of website design and user interface
• Modifications based on testing and validations
• Estimated cost	$15,000

We plan to develop the Soundstorm content portal, beginning with website and web-apps. This entails contracting developer(s) to design and code software for features including: content acquisition and management such as streaming, publishing and loading of music content including from other multiple content providers and from user-generated sources; user interface that will draw high user behavior such as social media apps like community chat; streaming or purchase download of content; publishing of content; games; articles and reviews of music industry sources and related multi-media, which may come from Anytunes itself or from other sources that the Soundstorm portal can aggregate and partner with; and integration of an e-commerce backend component that enables revenue branches (or monetization strategies) that the company currently identifies as including: advertising, subscription, affiliate marketing and downloading for micropayments.

Months 10 - 13: Milestone 4
• Alpha launch (private)
• Modifications based on Alpha launch
• Pre-launch review - marketing strategy & implementation
• Attend trade events
• 2nd financing
• Estimated Cost	$25,000

Month 14 and beyond: Milestone 5
• Launch Anytunes.com online music portal
• Estimated Cost	$20,000

TOTAL	$125,000

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Emerging Growth Company

The JOBS Act provides that, so long as a company qualifies as an “emerging growth company,” it will, among other things:

1.

Be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

2.

Be exempt from the “say on pay” and “say on golden parachute” advisory vote requirements of the Dodd-Frank Wall Street Reform and Customer Protection Act (the “Dodd-Frank Act”), and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer and be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934; and

3.

Instead provide a reduced level of disclosure concerning executive compensation and be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotations or a supplement to the auditor’s report on the financial statements.

It should be noted that notwithstanding our status as an emerging growth company, we would be eligible for these exemptions as a result of our status as a “smaller reporting company” as defined by the Securities Exchange Act of 1934.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Directors, Executive Officers, Promoters and Control Persons

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service

Geoffrey Lee	52	President, Secretary, Treasurer and Director	2011-2013

James Drummond	48	Director	2013

Background of Directors, Executive Officers, Promoters and Control Persons

Geoffrey Lee - Mr. Lee, MBA, B.A. Econ, is the co-founder of our company and has served in leading management positions with, and as a director of, several private and public companies. His business initiatives have involved concept development, product creation, investment analysis and business development, team building, operations management and implementation, and the internationalization of commercial services and technologies. As part of a team, he has successfully initiated and implemented strategies and identified and secured relationships with market-leading multinational companies to bring businesses, innovative products and brands, to an international marketplace in the industrial technology sector; and helped raise strategic investment capital. Mr. Lee currently devotes twenty percent of his time to Company matters.

Mr. Lee is the principal of GML Consulting, providing management consulting services to companies in the emerging business and technology sectors.  From October 1999 to December 2012, he was a director and held various management and officer positions with Functional Technologies Corp. (TSX.V: FEB), a company that develops and commercializes proprietary, advanced yeast-based solutions to significant problems in the food, beverage and healthcare industries. Mr. Lee worked to commercialize proprietary intellectual property in the global wine and food manufacturing sectors.  His work scope specifically included:  the evaluation and in-licensing of at various technologies from academic research institutions; management of in-house development of product technology and product marketing and sales program development and execution; generating and developing strategic business partner relationships with distributors, vendors, collaborators and customers including with Tier 1 global companies in their respective business sectors; the administration with a legal team of a technology patent portfolio in more than 12 countries; and active involvement with the finance team in the raising of over $30 million in capital from the business start-up stage through product commercialization and cash flow.  Mr. Lee also served as a director and various senior officer positions of Long Harbour Exploration Corp. (TSX.V: LHC) from April 2004 to October 2013.  Mr. Lee is also principal of Bellwether Investments Ltd.

James Drummond - Mr. Drummond is a partner in Wine Cellar Depot and By the Glass North America. He has held many different senior management roles in a number of different private Vancouver companies. He is the principal in D-West Consulting providing management consulting services to businesses in the Hotel and Hospitality sectors. Financial analysis, management training and operational systems implementation have been part of what his roles were. Success in business development and sales strategy initiatives are also key highlights.

Mr. Drummond held a senior position in Sequoia Enterprises from May 2000 - May 2007 and with D-West Consulting from 2007-2010. He is currently spearheading business development in wine dispensing and preservation technology across North America as a partner in BY THE GLASS North America.

Promoters

Geoffrey Lee is a founder and director, and James Drummond a director of our business, and, as such, are considered promoters of our company.

Board Committees

We currently have no compensation committee or other board committee performing equivalent functions.  We currently have no plans to establish audit, compensation or nominating committees.

Our director, Mr. James Drummond, is considered independent, in accordance with the director independence standards.

Involvement on Certain Material Legal Proceedings During the Last Five Years

No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

One director, officer, significant employee or consultant of Soundstorm Digital, Inc. has been associated with a business that had a bankruptcy petition filed by or against it where such person, while not a general partner or executive officer, was a vice president and or director either at the time of the bankruptcy or within two years prior to that time.  Geoffrey Lee was a vice president and or director of a public listed company and or some of its wholly-owned subsidiaries within a two year period prior to a bankruptcy petition having been filed against the public listed company.  The petition was filed against the business subsequent to Mr. Lee’s resignation as an officer or director of the public listed company and any of its affiliated companies.

No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

Executive Compensation

The following table sets forth all compensation paid to our Principal Executive and Financial Officers for the most recently completed fiscal year:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen -sation ($)	Total ($)

Geoffrey Lee	2012	-	-	-	-	-	-	-	-
President and CEO

James Drummond	2012	-	-	-	-	-	-	-	-
Director

Employment Contracts and Officers’ Compensation

We do not have employment agreements.  Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed.

Directors’ Compensation

Our directors are not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses.  We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors of our company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

			Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership(1)	Before Offering	After Offering(2)

Common	Geoffrey Lee, President and CEO(3)	24,900,000	77.81%	77.81%

Common	James Drummond, Director(3)	-	0 00%	0.00%

	All Directors and Officers as a group (2 persons)	24,900,000	77.81%	77.81%

Notes:

1.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

2.

All shares being registered for sale are for the benefit of the Selling Shareholders.  No shares are being offered by us.

3.

The address for our officers and directors is: 1500-885 West Georgia Street, Vancouver, British Columbia, V6C 3E8.

Stock Option Plan And Other Long-Term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Certain Relationships and Related Transactions

On October 28, 2011, we issued a total of 20,000,000 shares of $0.0001 par value common stock to Geoffrey Lee, an officer and director for a total amount of $2,000 in cash.

On October 29, 2012, the Company sold 5,000,000 shares of its $0.0001 par value common stock to one officer and director and one former director in exchange for cash in the amount of $500.

Name	Shares

Geoffrey Lee	4,000,000

Connie Chen	1,000,000

On February 28, 2013, Geoffrey Lee purchased 900,000 shares of common stock from Connie Chen in a private transaction, not involving the issuer.

Additionally, we use office space and services provided without charge by our officers and directors.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Soundstorm Digital, Inc.’s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See Item 24 “Indemnification of Directors and Officers,” on 41.

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered.  Soundstorm Digital, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock.  All amounts are estimated.

EDGAR Conversion Fees	$1,000
Transfer Agent Fees	1,000
Accounting and Legal Fees	4,000
SEC Registration Fee	10
Total	$6,010

Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer.  We indemnify any of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney’s fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at our request as one of our officers or directors.  We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Recent Sales of Unregistered Securities.

On October 28, 2011, we issued 20,000,000 shares of our $0.0001 par value common stock as founders’ shares to Geoffrey Lee, an entity owned and controlled by Geoffrey Lee, an officer and director, in exchange for cash in the amount of $2,000.  This sale of stock did not involve any public offering, general advertising or solicitation.  At the time of the issuance, the purchaser had fair access to and was in possession of all available material information about our company.  Additionally, the purchaser represented his intent to acquire securities for his own account and not with a view to further distribute the shares.  The shares bear a restrictive transfer legend.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933, for transactions by an issuer, not involving a public offering.

On October 29, 2012, we sold 4,000,000 shares of our $0.0001 par value common stock to Geoffrey Lee, an officer and director, and 1,000,000 shares to Connie Chen, a former director, in exchange for cash in the aggregate amount of $500.  This sale of stock did not involve any public offering, general advertising or solicitation.  At the time of the issuance, the purchaser had fair access to and was in possession of all available material information about our company.  Additionally, the purchaser represented his intent to acquire securities for his own account and not with a view to further distribute the shares.  The shares bear a restrictive transfer legend.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933, for transactions by an issuer, not involving a public offering.

In November 2012, the Company sold 6,000,000 shares of its par value common stock, at a price per share of $0.01, for total gross cash proceeds in the amount of $60,000 in private sales to 10 individuals.  The offering was not underwritten and no commissions or finders’ fees were paid.  During an internal review of our records, management discovered one subscription agreement that was not duly accepted.  As a result, we decided to refund the monies received from this investor, in the amount of $1,000 for 100,000 shares, and rescind the transaction. We believe that the issuance and sale of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D, Rule 506.  None of the purchasers have claimed to be accredited investors, as that term is defined by Rule 501(a) of Regulation D, and we have made no attempt to verify any such qualification.  The shares were sold directly by us and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decision, including the financial statements. We reasonably believed that the recipients, immediately prior to the sale of the shares, had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to their investment decision.

In December 2012, the Company sold 900,000 shares of its par value common stock, at a price per share of $0.03, for total gross cash proceeds in the amount of $27,000 in private sales to 4 individuals.  The offering was not underwritten and no commissions or finders’ fees were paid.  We believe that the issuance and sale of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D, Rule 506.  None of the purchasers have claimed to be accredited investors, as that term is defined by Rule 501(a) of Regulation D, and we have made no attempt to verify any such qualification.  The shares were sold directly by us and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decision, including the financial statements. We reasonably believed that the recipients, immediately prior to the sale of the shares, had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to their investment decision.

Through January 2013, the Company sold 100,000 shares of its par value common stock, at a price per share of $0.10, for total gross cash proceeds in the amount of $10,000 in private sales to 20 individuals.  The offering was not underwritten and no commissions or finders’ fees were paid.  We believe that the issuance and sale of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D, Rule 506.  None of the purchasers have claimed to be accredited investors, as that term is defined by Rule 501(a) of Regulation D, and we have made no attempt to verify any such qualification.  The shares were sold directly by us and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decision, including the financial statements. We reasonably believed that the recipients, immediately prior to the sale of the shares, had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to their investment decision.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws

a) Articles of Incorporation*
b) Bylaws*

5.	Opinion on Legality

Attorney Opinion Letter*

23.	Consent of Experts and Counsel

a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing
b) Consent of Independent Registered Public Accounting Firm

*Incorporated by reference to the Registration Statement on Form S-1, previously filed with the SEC on June 5, 2013.

Undertakings

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430C under the Securities Act.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1)

To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

D.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, on November 1, 2013.

SOUNDSTORM DIGITAL, INC.
(Registrant)

By: /s/ Geoffrey Lee
Geoffrey Lee
President & CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Geoffrey Lee	President and CEO	November 1, 2013
Geoffrey Lee

/s/ Geoffrey Lee	Principal Financial Officer	November 1, 2013
Geoffrey Lee

/s/ Geoffrey Lee	Principal Accounting Officer	November 1, 2013
Geoffrey Lee

/s/ Geoffrey Lee	Director	November 1, 2013
Geoffrey Lee

/s/ James Drummond	Director	November 1, 2013
James Drummond

Exhibit Index

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws

a) Articles of Incorporation*
b) Bylaws*

5.	Opinion on Legality

Attorney Opinion Letter*

23.	Consent of Experts and Counsel

a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing
b) Consent of Independent Registered Public Accounting Firm

*Incorporated by reference to the Registration Statement on Form S-1, previously filed with the SEC on June 5, 2013.